GATES CORPORATION
SUPPLEMENTAL RETIREMENT PLAN
(Amended and Restated Effective March 8, 2018)

GATES CORPORATION SUPPLEMENTAL RETIREMENT PLAN
(AMENDED AND RESTATED EFFECTIVE MARCH 8, 2018)
TABLE OF CONTENTS

GATES CORPORATION SUPPLEMENTAL RETIREMENT PLAN
(AMENDED AND RESTATED EFFECTIVE MARCH 8, 2018)
INTRODUCTION
The Gates Deferred Compensation Plan (the “Plan”) was established by the Board of Directors of Gates Corporation (“Gates”) effective June 1, 1998, as a means for providing employer contributions for certain employees who are not accruing benefits under The Gates Restoration Plan and whose contributions under The Gates Matchmaker Plan are limited by the application of the dollar limit on compensation for qualified plan contributions under Internal Revenue Code Section 401(a)(17).
Effective January 1, 2005, the Plan was amended and restated to reflect the requirements of Internal Revenue Code Section 409A. The Plan was subsequently amended and restated effective January 1, 2012 to reflect new contribution formulas for certain executive Participants and to reflect the transfer of liabilities and accounts with respect to certain executives who participated in the Gates Industrial and Automotive segment of Gates’ business from the Tomkins Industries, Inc. Restoration Plan to the Plan. Also effective January 1, 2012, the Plan was renamed as “The Gates Corporation Supplemental Retirement Plan.” Gates then amended and restated the Plan effective June 15, 2017 to accommodate employee deferrals of base salary and performance-based cash bonus compensation, and to make certain other clarifying changes, including the removal of references to the Tomkins Industries, Inc. and Tomkins Restoration Plan Accounts, as all such Accounts were fully distributed on or before December 31, 2016.
Gates has determined to amend and restate the Plan to accommodate Board of Director deferrals of Director compensation, including certain equity grants, and to make certain other clarifying changes. The Plan amendment and restatement is effective March 8, 2018, and the Plan name will reflect the amendment and restatement date.
The Plan is intended to constitute a nonqualified unfunded deferred compensation plan for a select group of management employees or highly compensated employees under Title I of the Employee Retirement Income Security Act of 1974, as amended. All benefits payable under the Plan may be paid out of the general assets of Gates, or, Gates may establish and fund a trust in order to aid in providing benefits due under the Plan.

ARTICLE 1.
DEFINITIONS

1.1
Account means the Account established and maintained for each Participant and which reflects contributions to the Plan and investment earnings or losses on such contributions pursuant to Section 3.5. Effective June 15, 2017, an Employee-Participant’s Account may include Base-Salary Deferral Contributions, Bonus Deferral Contributions, and Employer Contributions. Effective March 8, 2018, a Director-Participant’s Account may include Director-Fee Deferral Contributions and RSU Deferral Contributions.

1.2
Administrator means the Compensation Committee of the Board. The Compensation Committee may designate a management committee to carry out the day-to-day administration of the Plan, and references to Administrator in this Plan refer to either the Compensation Committee or such management committee, as appropriate, per any such delegations. The Administrator’s interpretations, determinations, regulations and calculations will be final and binding on all persons concerned.

1.3	Base-Salary Deferral Contribution means the contribution of a specified amount of an Employee-Participant’s annual base salary.

1.4	Beneficiary means the individual, trust or other recipient to whom a deceased Participant’s benefits are payable, as provided in Section 4.3.

1.5	Board means the Board of Directors of Parent Company.

1.6	Bonus Deferral Contribution means the contribution of a specified amount of an Employee-Participant’s performance-based cash bonus.

1.7	Cash Deferral Elections means the election to make a Base-Salary Deferral Contribution, a Bonus Deferral Contribution, or a Director-Fee Deferral Contribution.

1.8
Change in Control means a change in the ownership or effective control of Gates Industrial Corporation plc or in the ownership of a substantial portion of the assets of such entity, as such terms are defined under Code Section 409A and controlling Regulations.

1.9	Code means the Internal Revenue Code of 1986, as amended from time to time.

1.10	Company means Gates Corporation, a Delaware corporation, or any predecessor or successor corporation by merger, purchase, or otherwise.

1.11
Compensation means total cash remuneration paid to an Eligible Employee for services rendered to the Company (or paid as salary continuation during sick time, vacation, holiday or other such purposes), determined prior to any reduction pursuant to Section 3.1, a cafeteria plan as described in Section 125 of the Code, or a qualified transportation fringe under Section 132(f) of the Code, including base pay, overtime, shift differentials, commissions and bonuses and excluding all other forms of special pay and differential wage payments (as defined in Section 3401(h)(2) of the Code). Notwithstanding the foregoing, Compensation will not include:

(a)	amounts that are excluded from compensation within the meaning of Section 415(c)(3) of the Code and Section 1.415(c)-(2) of the regulations thereunder;

(b)	amounts paid after termination of employment (other than amounts paid for the final payroll period);

(c)	vacation pay in lieu of vacation taken;

(d)	accrued vacation paid upon termination or retirement;

(e)	other special awards and payments;

(f)	shares of stock, restricted stock, or restricted stock units;

(g)	stock options, stock appreciation rights, or any other form of equity-based compensation; and

(h)	signing bonuses.
Where permitted by applicable law, amounts (except cost-of-living differentials) paid to an Eligible Employee who is employed by a foreign affiliate (as defined in Code Section 3121(1)) will be included in Compensation, provided such affiliate has entered into an agreement as specified in Code Section 3121(1) that covers Eligible Employees residing in that country.

1.12	Director means any non-employee individual who is a member of the Board receiving compensation for services on the Board.

1.13	Director Fee means the annual cash retainer and any annual chairperson or committee chairperson fee provided to Directors.

1.14	Director- Fee Deferral Contribution means the contribution of a specified amount of a Director-Participant’s Director Fees.

1.15	Disability means the Participant is determined by a physician to be totally disabled because he or she:

(a)
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(b)
has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, been receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an affiliate of the Company; or

(c)	has been determined to be totally disabled by the Social Security Administration.

1.16	Distribution Date means the earliest of the following to occur with respect to a Participant:

(a)	the first day of the month following the Participant’s Disability;

(b)	the first day of the seventh month following the Participant’s Separation from Service, except on account of death, presumed death, or Disability;

(c)	the first day of the month following the Participant’s death or presumed death;

(d)	a Change in Control; or

(e)	the Participant’s Specified Date.

1.17	Effective Date of this restatement means March 8, 2018. The original effective date of the Plan was June 1, 1998.

1.18	Election Form means an agreement entered into by an Eligible Employee or Director to defer certain compensation pursuant to the terms of the Plan and the parameters provided in such form of election.

1.19	Eligible Employee has the meaning set forth in Section 2.1.

1.20	Employer Contributions means the contributions credited to an Employee-Participant’s Account as provided in Section 3.3.

1.21	401(k) Plan means The Gates Matchmaker Plan, as amended from time to time.

1.22	Parent Company means Gates Industrial Corporation plc, a public limited company incorporated under the laws of England and Wales, and the indirect parent company of the Company.

1.23
Participant means an individual who either (i) has an Account in the Plan or (ii) who has executed an Election Form in accordance with Section 2.4. An individual will be a Participant until the Participant’s Account has been fully distributed from the Plan. Participants who are Employees are referred to as Employee-Participants and Participants who are Directors are referred to as Director-Participants.

1.24	Plan means the Gates Corporation Supplemental Retirement Plan (Amended and Restated Effective March 8, 2018) and as amended from time to time.

1.25	Plan Year means the 12-month period beginning on January 1 and ending on December 31.

1.26	Regulation or Regulations means the rules, regulations, interpretations and procedures promulgated under the Code, as modified from time to time.

1.27
RSU means any form of restricted share unit award, performance-based or otherwise, including any dividends thereon, pursuant to the terms of the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, which is payable to a Director in shares upon vesting, that a Director-Participant may elect to defer into the Plan.

1.28	RSU Deferral Contribution means the contribution of a specified amount of a Director-Participant’s RSU.

1.29
Separation from Service means the termination of employment or service of the Participant as an employee or Director of the Company, and includes termination by way of resignation, removal, death or presumed death, or Disability. Separation from Service will not include a transfer from the Company to an affiliate of the Company. Separation from Service will also not include the date on which a Participant begins an approved leave of absence, whether with or without pay; provided that, failure to return from such leave of absence on a timely basis will result in a Separation from Service on the date that is the earlier of (a) 12 months following the date on which the approved leave began; or (b) the date on which the Participant was scheduled to return, subject to mutually approved extensions. In the event of a conflict or an inconsistency between this definition and the definition of “separation from service” or similar term provided in Code Section 409A or related Regulations, the definition of Code Section 409A and related Regulations will govern.

1.30
Specified Date means a date elected by the Participant provided the Participant specifies a date at least two years from the end of the Plan Year to which the election relates. The Participant must make the election in accordance with Section 3.4(a)(1) or 3.4(a)(2), as applicable.

1.31
Trust or Trust Agreement means a trust agreement, amended from time to time, entered into between the Company and the Trustee to carry out the provisions of the Plan. The Trust will be a “rabbi trust” established in accordance with Internal Revenue Service Revenue Procedure 92‑64.

1.32	Trust Fund means the cash and other assets held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

1.33	Trustee means the designated Trustee acting at any time under the Trust.
ARTICLE 2.
ELIGIBILITY AND PARTICIPATION

2.1
ELIGIBLE EMPLOYEES. The Administrator, in its sole discretion, may select from time to time those employees who are eligible to participate in the Plan with respect to any Plan Year (an “Eligible Employee”). The Administrator must make its selection from among employees:

(a)	who have the title of Vice President (or a Vice President equivalent) or above;

(b)	who are eligible to participate in the 401(k) Plan;

(c)	who are not accruing benefits under The Gates Restoration Plan; and

(d)
who, based on the Administrator’s projection for the Plan Year, are expected to earn Compensation in excess of the dollar limitation on compensation for qualified plans for the Plan Year under Code Section 401(a)(17).

2.2	DIRECTORS. Directors are eligible to participate in the Plan upon Board appointment.

2.3
NOTIFICATION OF ELIGIBILITY. Eligible Employees or Directors will be notified of their eligibility for participation in the Plan either (i) upon commencement of employment or service, or (ii) as soon as practicable after the Administrator has made its selection, whichever is applicable, and in no event later than the second to the last day before the first Plan Year for which the Eligible Employee or Director is eligible to participate. The Administrator may determine at any time that an employee who was an Eligible Employee in one or more prior Plan Years is no longer an Eligible Employee for upcoming Plan Years. In such event, the Administrator will advise the employee no later than the second to the last day of the Plan Year that the employee is not an Eligible Employee for the upcoming Plan Year.

2.4
PARTICIPATION. An individual will participate in the Plan upon completing and executing an Election Form. An Election Form with an electronic signature will be treated as “executed,” provided the Participant adopts the contents of the electronic form as provided therein. As a condition of participation, an Eligible Employee or a Director may be required by the Administrator to provide such information as the Administrator may deem necessary to properly administer the Plan.

ARTICLE 3.
CONTRIBUTIONS

3.1	CASH CONTRIBUTIONS.

(a)	Cash Deferral Elections.

(1)
Base-Salary Deferral Contributions. Each Eligible Employee may make a Base-Salary Deferral Contribution. Base-Salary Deferral Contributions may not exceed 80% of the Employee-Participant’s annual base salary for the Plan Year.

(2)
Bonus Deferral Contributions. Each Eligible Employee may make a Bonus Deferral Contribution. Bonus Deferral Contributions may not exceed 80% of the Employee-Participant’s performance-based cash bonus for the Plan Year.

(3)
Director-Fee Deferral Contributions. Each Director may make a Director -Fee Deferral Contribution with respect to Director Fees payable on or after July 1, 2018. Director -Fee Deferral Contributions must be at least 20%, and may be up to 100%, of the Director-Participant’s Director Fee for the Plan Year.

(b)	Election Procedure.

(1)	Election Timing in First Year of Eligiblity.

(A)
Base-Salary Deferral Contributions. An Eligible Employee will have 30 days from the date such Eligible Employee is notified by the Administrator of such employee’s eligibility to Participate in the Plan to submit his or her Election Form for the then-current Plan Year with respect to Base-Salary Deferral Contributions, but in any event no later than the second to the last day of the first Plan Year for which the Eligible Employee is first eligible. The election will be effective as soon as administratively practicable.

(B)
Bonus Deferral Contribution. An Eligible Employee will have 30 days from the date such Eligible Employee is notified by the Administrator of such employee’s eligibility to Participate in the Plan to submit his or her Election Form for the then-current Plan Year with respect to Bonus Deferral Contributions, but in any event no later than six months before the end of the period in which the performance-based cash bonus is earned. Employees who become Eligible after such date, or who deliver the Election Form after such date, will be required to wait until the following Plan Year to make such an election.

(C)
Director-Fee Deferral Contributions. A Director will have 30 days from the date such Director is notified by the Administrator of such Director’s eligibility to Participate in the Plan to submit his or her Election Form for the then-current Plan Year with respect to Director-Fee Deferral Contributions, but in any event no later than the second to the last day of the first Plan Year for which the Director is first eligible. The election will be effective for Director Fees earned in the next succeeding full calendar quarter following the date the election is submitted.

(2)
Election Timing for Subsequent Plan Years. After the initial year of eligibility, Cash Deferral Elections in each subsequent plan year must be made during the election window provided by the Administrator, but in any event no later than the day prior to the beginning of the upcoming Plan Year.

(3)
No Evergreen. Participants must affirmatively make a Cash Deferral Election for each Plan Year by timely submitting an Election Form. If a Participant fails to make a new Cash Deferral Election for the upcoming Plan Year, the prior Plan Year’s Cash Deferral Election will not evergreen.

(4)	Irrevocable. Once an Election Form has been submitted, the Cash Deferral Election submitted via such form will become irrevocable for the upcoming Plan Year.

(c)	Timing of Contributions. The Administrator will cause the withholding and corresponding Account contribution of the appropriate amount of a Participant’s annual base salary, performance-

based cash bonus, or Director Fee, as applicable, at the time or times such amount otherwise would be paid to the Participant. Notwithstanding the foregoing, if the first compensation payment to a Participant for a Plan Year in which the Participants has made a withholding election includes payment for service of a prior Plan year, for administrative ease the new election will apply to the entire payment.

3.2	EQUITY CONTRIBUTIONS.

(a)
RSU Deferral Contributions. Each Director may make an RSU Deferral Contribution for RSUs granted after the Effective Date, that would otherwise be payable to the Director upon vesting, in accordance with the timing and procedural requirements set forth in Section 3.4. A Director-Participant electing to defer his or her RSU under the Plan must elect to defer 100% of his or her RSU for the Plan Year.

(b)	Election Procedure.

(1)
Initial Election Timing. In the Director’s first year of eligibility, a Director may submit his or her Election Form for the then-current Plan Year with respect to RSU Deferral Contributions on or before the 30th day after the RSU grant is made. The election will be effective for a fraction of the RSUs, where the numerator of such fraction is the number of days from the date of the election until the date of vesting (but in no event may the numerator be greater than the denominator), and the denominator of such fraction is the number of days from the date of grant of the RSUs until the date of vesting.

(2)
Election Timing for Subsequent Plan Years. After the initial year of eligibility, an election to make a RSU Deferral Contribution in each subsequent plan year must be made during the election window provided by the Administrator, but in any event no later than the day prior to the beginning of the upcoming Plan Year.

(3)
No Evergreen. Participants must affirmatively make an RSU Deferral Contribution for each Plan Year by timely submitting an Election Form. If a participants fails to make a new RSU Deferral Contribution election for each RSU grant, a prior Plan Year’s RSU Deferral Contribution election will not evergreen.

(4)	Irrevocable. Once an Election Form has been submitted, the RSU Deferral Contribution election will become irrevocable for that grant.

(c)
Timing of Contributions. A Director-Participant’s RSU contribution shall be credited to his or her Account as soon as administratively practicable after the date on which the RSU is settled by the Company. Notwithstanding any other provision, any deferral and subsequent distribution of an RSU hereunder is conditioned upon the Director-Participant’s vesting in the underlying RSU.

3.3	EMPLOYER CONTRIBUTIONS.

(a)
Amount of Employer Contribution. The Company will credit to an Employee-Participant’s Account an Employer Contribution for each Plan Year equal to 6% of the Employee-Participant’s Compensation for the Plan Year that is in excess of the dollar limit in effect for the Plan Year under Code Section 401(a)(17).

(b)
Timing of Employer Contributions. The Employer Contribution will be credited to an Employee-Participant’s Account on the last day of the Plan Year. An Employee-Participant must be employed on the last day of the Plan Year to be entitled to an Employer Contribution for such Plan Year. Notwithstanding the foregoing, in the event of a Change in Control, the Company may, in its sole and absolute discretion, make an Employer Contribution for a partial Plan Year and may elect to make a 6% Employer Contribution based on the Employee-Participant’s Compensation prorated to the date of the Change in Control, or based on the Employee-Participant’s annualized Compensation for the full year.

3.4	ELECTION OF PAYMENT TERMS FOR CONTRIBUTIONS.

(a)
Time of Distribution. Within the timeframe specified by the Administrator, the Participant must submit an Election Form specifying the time (either a Specified Date or the first day of the seventh month following Separation from Service) on which such Participant’s Account should be distributed.

(1)
Employee-Participant. An Employee-Participant may specify only one payment date for all Base-Salary Deferral Contributions and Bonus Deferral Contributions made in a single Plan Year. An Employee-Participant may specify only one payment date for the Employer Contribution made in a single Plan Year. The payment date for the Base-Salary Deferral Contributions and Bonus Deferral Contributions, on the one hand, and the payment date for the Employer Contribution, on the other hand, may be different.

(2)
Director-Participant. A Director-Participant may specify only one payment date for all Director-Fee Deferral Contributions made in a single Plan Year and one payment date for all RSU Deferral Contributions made in the same Plan Year. The payment dates for the Director-Fee Deferral Contributions and the RSU Deferral Contributions may be different.

(b)
Form of Distribution. Within the time frame specified by the Administrator the Participant must submit an Election Form specifying the form of distribution for the Participant’s Account. The Participant may choose either a single lump sum payment or annual installments over a designated period between two and five years.

(1)
Employee-Participant. An Employee-Participant may specify only one form of distribution for all Base-Salary Deferral Contributions and Bonus Deferral Contributions made in a single Plan Year. An Employee-Participant may specify only one form of distribution for the Employer Contribution made in a single Plan Year. The forms of distribution for the Base-Salary Deferral Contributions and Bonus Deferral Contributions, on the one hand, and the form of distribution for the Employer Contribution, on the other hand, may be different.

(2)
Director-Participant. A Director-Participant may specify only one form of distribution for all Director-Fee Deferral Contributions made in a single Plan Year and one form of distribution for all RSU Deferral Contributions made in the same Plan Year. The forms of distribution for the Director-Fee Deferral Contributions and the RSU Deferral Contributions may be different.

(c)
Default Payment Terms. If a Participant fails to properly designate the time or form of distribution of his or her Account within the timeframe specified by the Administrator, then the Participant’s Account attributable to that year’s contributions will be distributed in a single lump sum payment upon the first to occur of the Participant’s Distribution Date.

(d)
No Evergreen. Participants must affirmatively elect payment terms each Plan Year. If a Participant does not indicate the timing and form of distribution for an upcoming Plan year, the default payment terms of subsection (c) above will apply.

(e)
Subsequent Changes to Payment Terms. A Participant may not accelerate the time or schedule of any payment under the Plan, except as provided in the Regulations. A Participant may delay a distribution date so long as the following conditions are satisfied:

(1)	the change must be made no later than 12 months prior to the date of the first scheduled payment; and

(2)	the first payment must be deferred for a period of at least five years from the date the payment would otherwise have been made.
If the Participant’s subsequent election does not satisfy the conditions specified in this subsection, the prior election will be used to determine the timing and form of payment. Moreover, a subsequent election must satisfy Section 1.30 as if the subsequent election was made on the date of Participant’s Election Form. Elections under this subsection will not affect the timing of distributions made on account of Disability, death or presumed death.

3.5	INVESTMENT OF ACCOUNT.

(a)
The Administrator shall cause cash contributions to be invested in the appropriate fund as soon as practicable after such contributions are withheld. RSU Deferral Contributions are not available for Director-Participant investment direction. Account balances shall remain invested from the date of investment until the date of payment.

(b)
Prior to January 1, 2012, for each month in a Plan Year, a Participant’s Account was credited with investment earnings at a rate equal to 1/12 of the rate published as Moody’s Composite Average Yield on Long-Term Corporate Bonds as of November of the preceding Plan Year. Such rate was applied to the Participant’s Account balance as of the first day of the month reduced by any payments made from the Participant’s Account during the month.

(c)	Effective on and after January 1, 2012 and prior to June 15, 2017, a Participant’s Account was invested as follows:

(1)
If the Participant had an account in the 40l(k) Plan, such Participant’s Account was deemed to be invested in accordance with the investment elections in effect for future contributions under the 401(k) Plan (including any default election in effect under the terms of the 401(k) Plan) unless and until the Participant made a different investment election for his or her Account, in accordance with procedures prescribed by the Administrator.

(2)
If the Participant did not have an account in the 401(k) Plan, such Participant’s Account was deemed to be invested in accordance with the default investment election under the terms of the 401(k) Plan unless and until the Participant made a different investment election for his or her Account, in accordance with procedures prescribed by the Administrator.

(d)
Effective on and after June 15, 2017, each Employee-Participant may invest his or her Account in the investments available under the Plan in accordance with procedures prescribed by the Administrator. In the absence of such election, such Employee-Participant’s Account will be deemed to be invested in the Plan’s Money Market fund.

(e)
Effective on and after March 8, 2018, each Director-Participant may invest his or her Account attributable to his or her Director Fee Deferral Contributions in the investments available under the Plan in accordance with procedures prescribed by the Administrator. In the absence of such election, such Director-Participant’s Account will be deemed to be invested in the Plan’s Money Market fund.

3.6	VESTING OF ACCOUNTS.

(a)	Employee-Participant. An Employee-Participant will be 100% vested in his or her Account at all times.

(b)
Director-Participant. A Director-Participant will be 100% vested in his or her Account with respect to Director-Fee Deferral Contributions at all times. A Director-Participant’s Account attributable to an RSU Deferral Contribution will become vested in accordance with the terms of the underlying RSU.

3.7
RECORD KEEPING. The Administrator will maintain, or cause to be maintained, records showing the individual balance of each Participant’s Account. The Administrator may make available benefit statements reflecting the current amount in the Participant’s Account to be available and distributed to each Participant on an ongoing basis.

3.8
OBLIGATION LIMITED TO ACCOUNT. The Company will have no additional obligation to the Participant under this Plan beyond the amounts credited to the Participant's Account(s) in accordance with this Article 3.

ARTICLE 4.
PAYMENT OF ACCOUNTS

4.1
PAYMENT UPON DISTRIBUTION EVENT. Except as otherwise provided in this Article 4, the Participant (or the Participant’s Beneficiary, in the event of the Participant’s death or presumed death) will be entitled to receive all amounts credited to his or her Account in accordance with the terms of his or her elections, payable in accordance with Section 4.2, upon the Participant’s Distribution Date. Except with respect to RSU Deferral Contributions, distributions will be made solely in cash.

4.2
ADMINISTRATION OF PAYMENTS. Distribution of a lump sum or the first installment will be made or commence as soon as is reasonably practical following the Distribution Date, but in no event later than the last day of the calendar year of the Distribution Date. Subsequent installments, if any, will be made on the succeeding anniversary dates of the Distribution Date, or as soon as is reasonably practicable thereafter, but in no event later than the last day of the calendar year of the anniversary of the Distribution Date. Where a distribution is made in the form of installments, the amount of each installment will be calculated by dividing the Participant’s Account balance, including any earnings or losses, as of the date of the distribution by the number of installments remaining. For purposes of Section 409A, each installment payment will be treated as a separate payment.

4.3
PAYMENT UPON DEATH. In the event of a Participant’s death or presumed death, the Participant’s Account will be distributed to the Participant’s Beneficiary in a single lump sum as soon as practicable following the date of death or presumed death, regardless of the form of benefit elected. Notwithstanding the foregoing, and except as otherwise provided in Section 4.5, if the Participant’s Account is being paid in installments, and the Participant dies after payment has begun but prior to receipt of all remaining installments, the Participant’s Beneficiary will continue to receive payment at the same time and in the same manner as the Participant would have received payment. In the event of the Beneficiary’s death prior to receipt of lump-sum payment or all remaining installments, the payment will be made to the Beneficiary’s estate in a single lump sum.

4.4	METHOD OF PAYMENT. Payment of a Participant’s Account will be made in accordance with the method or methods specified in the Participant’s Election Form or Election Forms.

4.5
DESIGNATION OF BENEFICIARY. Each Participant may file with the Administrator a written designation of one or more persons, trusts or other recipients as the Beneficiary who will be entitled to receive the Participant’s Account under the Plan upon the Participant’s death or presumed death. A Participant may, from time to time, revoke or change a Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator will be controlling; provided however, that no designation, or change or revocation thereof, will be effective unless received by the Administrator prior to the Participant’s death or presumed death, and in no event will it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Participant’s death or presumed death, or if no designated Beneficiary survives the Participant, the Participant’s Account will be paid to the Participant’s surviving spouse, if any, and otherwise to the estate of the Participant. Any benefits payable to the estate of the Participant will be paid in a lump sum.

4.6
SMALL ACCOUNT DISTRIBUTION. Notwithstanding anything herein to the contrary, if the Participant’s total Account attributable to either (i) total Cash Deferral Elections (and earnings or losses) or (ii) vested RSU Deferral Contributions, does not exceed $50,000 on the date on which the Participant becomes entitled to a distribution of his or her Account, such Account will constitute a Small Account. A Small Account will be paid in a single lump sum regardless of the Participant’s elections with respect to his or her Cash Deferral Elections and/or RSU Deferral Contributions (as applicable) under Section 3.4(b).

4.7
PERMITTED ACCELERATION OF PAYMENTS. To the extent permitted by Code Section 409A and related Regulations and except as otherwise provided in Section 4.2, the Administrator, in its sole discretion, may commence distribution to the Participant, the Participant’s Beneficiary or other appropriate payee the portion of the Participant’s Account authorized for distribution in accordance with Code Section 409A and related Regulations, including the following:

(a)	de minimis cash-out payments that result in the termination of the entirety of a Participant’s interest in the Plan, if:

(1)
the payment is made on or before the later of December 31 of the Plan Year in which occurs the Participant’s Separation from Service or the date that is 2½ months after the Participant’s Separation from Service and

(2)	the payment is not greater than $10,000;

(b)
payment to Participant to pay the Federal Insurance Contributions Act tax imposed under Code Section 3101 and 3121(v)(2) on compensation deferred under the Plan, grossed up as permitted under applicable Regulations; and

(c)
on account of all or any portion of the Participant’s benefits under the Plan becoming taxable to the Participant or Beneficiary prior to actual receipt because the Plan fails to meet the requirements of Code Section 409A.

4.8
DELAY OF PAYMENTS SUBJECT TO CODE SECTION 162(m). Notwithstanding anything herein to the contrary, a payment otherwise payable under this Plan will be delayed if the Company reasonably anticipates that the Company’s deduction with respect to such payment otherwise would be eliminated or limited by application of Code Section 162(m). In the event of such delay in payment, actual payment will be made at the earliest date the Company anticipates that the deduction of the payment amount will not be limited or eliminated by the application of Code Section 162(m), or upon the Participant’s Distribution Date, if sooner.

ARTICLE 5.
TRUST AND FUNDING

5.1
PARTICIPANTS’ RIGHTS UNSECURED. The right of the Participant or his or her Beneficiary to receive a distribution hereunder will be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her Beneficiary will have any rights in or against any amount credited to his or her Account or any other specific assets of the Company, except as otherwise provided in the Trust. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Company or any other person.

5.2
TRUST AGREEMENT. The Company may establish a Trust for the purpose of retaining assets set aside by the Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust will be paid solely from the Company’s general funds, and any benefits paid from the Trust will be credited against the Company’s liability to the Participants under the Plan. No special or separate fund, other than the Trust Agreement, will be established and no other segregation of assets will be made to assure the payment of any benefits hereunder. All Trust Funds will be subject to the claims of general creditors of the Company in the event the Company is insolvent (as that term is defined in the Trust Agreement). The obligations of the Company to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Participants will have no greater rights than general creditors of the Company. Trust assets will not, at any time, be located outside of the United States or be transferred outside of the United States, whether or not such assets are available to satisfy claims of general creditors.

ARTICLE 6.
GENERAL PROVISIONS

6.1
NO CONTRACT OF EMPLOYMENT. The establishment of the Plan will not be construed as conferring any legal rights upon any person for a continuation of employment, nor will it interfere with the rights of the Company to discharge any person and to treat any person without regard to the effect which such treatment might have upon the person as a Participant of the Plan.

6.2
FACILITY OF PAYMENT. In the event that the Administrator will find that a Participant is unable to care for the Participant’s affairs because of illness or accident, the Administrator may direct that any benefit payment due the Participant, unless claim will have been made therefor by a duly appointed legal representative, be paid to the Participant’s spouse, a child, a parent or other blood relative, or to a person with whom the Participant resides, and any such payment so made will be a complete discharge of the liabilities of the Plan therefor.

6.3
WITHHOLDING TAXES. The Administrator will have the right to cause deductions from each payment to be made under the Plan for any required withholding taxes. In the event employment tax liability is assessed on amounts paid or payable under this Plan, the Administrator will have the right to cause deductions from the payment or from the Participant’s other Compensation any required employee portion of the employment tax liability.

6.4
NONALIENATION. Subject to any applicable law, no benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so will be void, nor will any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or any liability for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

6.5
CONSTRUCTION. The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees. Except to the extent superseded by federal law, all rights hereunder will be governed by and construed in accordance with the laws of the State of Colorado. The Plan will be construed to effectuate its purpose and the Company’s intent that the Plan be exempt from the Employee Retirement Income Security Act of 1974, as amended and that amounts deferred hereunder not be subject to federal income tax until distributed.
Except as otherwise provided by law, any action to enforce a right or obligation hereunder will be brought in a court of competent jurisdiction in the City of Denver and State of Colorado.
The Plan is intended to comply with Code Section 409A and will be administered to conform to the requirements of Code Section 409A and controlling Treasury Regulations. If any term, provision or operation of the Plan will violate Code Section 409A, the Administrator will construe the Plan as if it did not contain the offending term or provision or did not permit the offending operation and the remaining provisions of the Plan will not be affected thereby.

6.6
LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither Company, any affiliate of the Company, nor any individual acting as employee or agent of the Company will be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan. Neither the Company, any affiliate of the Company, nor the Administrator undertakes any responsibility to any Participant for the tax consequences of a particular Participant’s election to defer Compensation under this Plan.

6.7
ADMINISTRATIVE EXPENSES. All expenses of administering this Plan will be paid by the Company and no part of the expenses or taxes on the Company or an affiliate of the Company will be charged against any Participant’s Account or any benefits distributed under the Plan.

ARTICLE 7.
AMENDMENT OR TERMINATION
The Company reserves the right to modify or to amend, in whole or in part, or to terminate this Plan any time by action of its Board, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting. In addition, the Administrator may approve amendments provided such amendments:

(a)	are required because of statute, regulations, or rulings of a judicial body;

(b)
are considered desirable design changes as a result of statute, regulations, or rulings of a judicial body provided such amendments do not significantly increase the cost of the Plan or significantly affect benefit levels under the Plan;

(c)
are considered necessary or desirable to facilitate the administration of the Plan, provided such amendments do not significantly increase the cost of the Plan or significantly affect benefit levels under the Plan; or

(d)	are considered desirable, provided such design amendments do not significantly increase the cost of the Plan or significantly affect benefit levels under the Plan.
However, no modification, amendment or termination of the Plan will adversely affect the right of any Participant to receive the benefits granted under the Plan by the Company in respect to such Participant as of the date of modification, amendment or termination. Notwithstanding the foregoing, no amendment may accelerate the time or schedule of any payment under the Plan unless such change is permitted under Code Section 409A, or any guidance or regulations issued thereunder.

IN WITNESS WHEREOF,
GATES CORPORATION

By:
Its:
Date: